Exhibit 99.1

GlobalSCAPE, Inc. Awarded 5-Star Rating in CRN’s 2016 Partner Program Guide for Second Consecutive Year

Recognized for Partner Profitability, Support; One of the Best Channel Partner Programs in the Market

SAN ANTONIO – April 11, 2016 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announced the company has been given a 5-Star rating by CRN’s 2016 Partner Program Guide for the second year in a row. CRN, a brand of The Channel Company, uses the 5-Star Partner Program Guide rating to recognize an elite subset of companies that offer solution providers the best partnering elements in their channel programs.

The Globalscape Partner Program structure represents the company’s commitment to building productive partnerships worldwide – and anchors a major pillar of the company’s growth strategy. Designed to ensure the highest levels of engagement and enablement, the Globalscape channel program benefits its current and future partners in four major areas: flexibility, efficiency, communication and recognition. The addition of a tiered discount structure, on-demand training and resources, and recognition incentives including a newly introduced Partner of the Year Award, was put in place to empower solution providers and set the foundation for long-term relationships.

To determine the 2016 5-Star ratings, The Channel Company’s research team assessed each vendor’s application based on investments in program offerings, partner profitability, partner training, education and support, marketing programs and resources, sales support and communication.

Supporting Quotes:
Tamela Gates May, Vice President of Channel Sales and Marketing at Globalscape
“We’ve always felt that Globalscape’s partnerships with value-added resellers, system integrators and distributors have been invaluable to our success. The company’s record consecutive quarters of revenue growth would not have been possible without the strong commitment and dedication of our channel program. As we focus on new and adjusted features for the program, CRN’s 5-Star rating comes at a fitting time; not only does it validate our strategy and commitment to growth, but also serves as exciting momentum for the team.”

Robert Faletra, CEO at The Channel Company
“Solution providers have more choices than ever before when it comes to selecting vendor partners. Identifying the right vendor with the right technologies and the right channel approach can mean the difference between successful adoption of a new technology or business model and an awkward, unnecessarily difficult integration. Our annual Partner Program Guide and 5-Star ratings recognize the best channel programs available in the market today and serve as a valuable resource for solution providers looking for the right fit.”

The 2016 Partner Program Guide will be featured in the April issue of CRN and online at www.CRN.com/ppg2016. For more information on Globalscape’s Partner Program, please visit https://www.globalscape.com/partners.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

About The Channel Company
The Channel Company enables breakthrough IT channel performance with our dominant media, engaging events, expert consulting and education, and innovative marketing services and platforms. As the channel catalyst, we connect and empower technology suppliers, solution providers and end users. Backed by more than 30 years of unequaled channel experience, we draw from our deep knowledge to envision innovative new solutions for ever-evolving challenges in the technology marketplace. www.thechannelco.com

CRN is a registered trademark of The Channel Company, LLC.  The Channel Company logo is a trademark of The Channel Company, LLC (registration pending).  All rights reserved.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: +1 (210) 308-8267
Email: PR@globalscape.com

THE CHANNEL COMPANY PRESS CONTACT
Contact: Melanie Turpin
Phone Number:  +1 (508) 416-1195
Email: mturpin@thechannelco.com

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